UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2016

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On May 15, 2016, the Board of Directors (the “Board”) of Twitter, Inc. (“Twitter”) appointed Debra Lee to serve as a member of the Board, effective immediately. The Board also appointed Ms. Lee a member of the Nominating and Corporate Governance Committee and, effective following Twitter’s 2016 annual meeting of stockholders, as chairperson of the committee. Ms. Lee will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2018.  On May 15, 2016, the Board also appointed Marjorie Scardino as Lead Independent Director, effective following Twitter’s 2016 annual meeting of stockholders. Twitter announced the appointments in a press release, which is attached as Exhibit 99.1.

Ms. Lee, age 61, is Chairman and Chief Executive Officer of BET Networks, a media and entertainment subsidiary of Viacom, Inc. that owns and operates BET Networks and several other ventures. She joined BET in 1986 and served in a number of executive positions before becoming Chairman and Chief Executive Officer in January 2006, including President and Chief Executive Officer from June 2005 to January 2006, President and Chief Operating Officer from 1995 to 2005 and also served as Executive Vice President and General Counsel, and Vice President and General Counsel.  Ms. Lee serves on the board of directors of Marriott International, Inc., a worldwide operator, franchisor, and licensor of hotels and timeshare properties under numerous brand names, and WGL Holdings, Inc., an energy company. She also serves on the board of a number of professional and civic organizations, including as Immediate Past Chair of the Advertising Council, as the President of the Alvin Ailey Dance Theater, and as a Trustee Emeritus at Brown University. Ms. Lee holds a B.A. from Brown University, a J.D. from Harvard Law School and an M.P.P. from Kennedy School of Government at Harvard University.

In accordance with Twitter’s Outside Director Compensation Policy, which was described in Twitter’s proxy statement for its 2015 annual meeting of stockholders, Ms. Lee is entitled to cash and equity compensation for service on the Board and its committees. Ms. Lee executed Twitter’s standard form of indemnification agreement, which has been previously filed with the SEC.

There are no arrangements or understandings between Ms. Lee and any other persons pursuant to which she was selected as a member of the Board. There are also no family relationships between Ms. Lee and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Twitter, Inc. on May 16, 2016 announcing the appointments of Debra Lee as a member of its Board of Directors and Marjorie Scardino as Lead Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date:  May 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Twitter, Inc. on May 16, 2016 announcing the appointments of Debra Lee as a member of its Board of Directors and Marjorie Scardino as Lead Independent Director.